Exhibit 99.1
Saga Communications, Inc.
Reports 3rd Quarter 2010 Results
Net Income per Share for the Quarter Increases 45% to $.84 per Share
Contact:
Samuel D. Bush
313/886-7070
Grosse Pointe Farms, MI — November 8, 2010 — Saga Communications, Inc. (NYSE Amex-SGA) today reported the Company’s net income for the third quarter was $3.6 million ($.84 per fully diluted share) compared to $2.5 million ($0.58 per fully diluted share) for the same period last year. Net operating revenue for the quarter ended September 30, 2010 increased 5.0% to $32.8 million with operating income of $7.4 million compared to $5.8 million for the third quarter of last year. Free cash flow was $6.0 million for the quarter, an increase of 4.5% over the third quarter of last year.
For the nine month period ended September 30, 2010, free cash flow increased 10.6% to $14.0 million. Net operating revenue increased 5.3% from the comparable period in 2009 to $93.7 million with operating income of $18.8 million compared to $12.1 million for the same period last year. Net income was $10.6 million ($2.50 per fully diluted share) compared to $4.8 million ($1.14 per fully diluted share) for the comparable period in 2009.
The Company continues to maintain a solid balance sheet with $15.5 million in cash and certificate of deposit balances as of September 30, 2010. As of September 30, 2010, the Company’s outstanding bank debt was $105.6 million with a trailing 12 month leverage ratio calculated as a multiple of EBITDA of 3.1 times. Netting cash and certificate of deposits against outstanding debt, the ratio would be 2.7 times. The Company has paid down $20 million of debt since the first of the year including a $4.5 million pay down that occurred subsequent to the end of the third quarter. With this additional pay down considered the ratio would be reduced to 3.0 times. The Company intends to continue to use excess cash to pay down debt.
Capital expenditures in the third quarter of 2010 were $1.1 million compared to $0.7 million for the same period last year. For the 9 months ended September 30, 2010,

capital expenditures were $3.3 million compared to $3.2 million for the comparable period last year. For the 2009 fiscal year total capital expenditures were $4.0 million. The Company currently expects to spend approximately $4.5 — $5.0 million for capital expenditures during 2010.
Saga Communications utilizes certain financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP) to assess its financial performance. Such non-GAAP measures include free cash flow, trailing 12 month consolidated EBITDA, and leverage ratio. These non-GAAP measures are generally recognized by the broadcasting industry as measures of performance and are used by Saga to assess its financial performance including but not limited to evaluating individual station and market-level performance, evaluating overall operations, as a primary measure for incentive based compensation of executives and other members of management and as a measure of financial position. Saga’s management believes these non-GAAP measures are used by analysts who report on the industry and by investors to provide meaningful comparisons between broadcasting groups, as well as an indicator of their market value. These measures are not measures of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not as a substitute for the results of operations presented on a GAAP basis including net operating revenue, operating income, and net income. Reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP measure are attached in the Selected Supplemental Financial Data table.
Saga Communications, Inc. is a broadcasting company whose business is devoted to acquiring, developing and operating broadcast properties. The Company owns or operates broadcast properties in 26 markets, including 61 FM and 30 AM radio stations, 3 state radio networks, 2 farm radio networks, 5 television stations and 4 low-power television stations. For additional information, contact us at (313) 886-7070 or visit our website at www.sagacommunications.com.
Saga’s 3rd Quarter 2010 conference call will be on Monday, November 8, 2010 at 2:00 p.m. EST. The dial-in number for domestic and international calls is (612) 234-9959.
The Company requests that all parties that have a question that they would like to submit to the Company to please email the inquiry by 1:00 p.m. EST on November 8, 2010 to SagaIR@sagacom.com. The Company will discuss, during the limited period of the conference call, those inquiries it deems of general relevance and interest. Only inquiries made in compliance with the foregoing will be discussed during the call.
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “believes,” “expects,” “anticipates,” “guidance” and similar expressions are intended to identify forward-looking statements. Key risks, including risks associated with Saga’s ability to effectively integrate the stations it acquires and the impact of federal regulation on Saga’s business, are described in the reports Saga Communications, Inc. periodically files with the U.S. Securities and Exchange Commission, including Item 1A of our Annual Report on Form 10-K. Readers should note that these statements may be impacted by several factors, including national and local economic changes and changes in the radio and television broadcast industry in general, as well as Saga’s actual performance. Results may vary from those stated herein and Saga undertakes no obligation to update the information contained here.

Saga Communications, Inc.
Selected Consolidated Financial Data
For The Three and Nine Months Ended
September 30, 2010 and 2009
(amounts in 000’s except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Operating Results
Net operating revenue	$32,810	$31,253	$93,684	$89,014
Station operating expense	23,629	23,556	69,346	70,791
Corporate general and administrative	1,741	1,906	5,520	6,131

Operating income	7,440	5,791	18,818	12,092
Interest expense	1,375	1,386	4,362	3,589
Other (income) expense, net	13	43	(3,398)	11

Income before income tax	6,052	4,362	17,854	8,492
Income tax expense	2,495	1,892	7,285	3,710

Net income	$3,557	$2,470	$10,569	$4,782

Earnings per share
Basic	$0.84	$0.58	$2.50	$1.14

Diluted	$0.84	$0.58	$2.50	$1.14

Weighted average common shares	4,236	4,227	4,230	4,202
Weighted average common shares and common share equivalents	4,236	4,227	4,230	4,203

Free Cash Flow
Net income	$3,557	$2,470	$10,569	$4,782
Plus: Depreciation and amortization:
Station	1,885	1,974	5,583	6,351
Corporate	57	57	163	166
Deferred tax provision	1,430	1,528	3,625	3,566
Non-cash compensation	187	348	715	1,018
Other (income) expense, net	13	43	(3,398)	11
Less: Capital expenditures	(1,113)	(663)	(3,259)	(3,237)

Free cash flow	$6,016	$5,757	$13,998	$12,657

Balance Sheet Data
Working capital			$15,185	$7,428
Net fixed assets			$66,473	$70,204
Net intangible assets and other assets			$97,117	$113,635
Total assets			$202,720	$224,740
Long term debt (including current portion of $11,088 and $20,578, respectively)			$105,578	$130,578
Stockholders’ equity			$75,298	$71,107

Saga Communications, Inc.
Selected Supplemental Financial Data
For The Three and Nine Months Ended
September 30, 2010 and 2009
(amounts in 000’s)
(Unaudited)

			Corporate
	Radio	Television	and Other	Consolidated
Three Months Ended September 30, 2010:
Net operating revenue	$28,089	$4,721	$—	$32,810
Station operating expense	20,134	3,495	—	23,629
Corporate G&A	—	—	1,741	1,741

Operating income	$7,955	$1,226	$(1,741)	$7,440

Depreciation and amortization	$1,447	$438	$57	$1,942

			Corporate
	Radio	Television	and Other	Consolidated
Three Months Ended September 30, 2009:
Net operating revenue	$26,992	$4,261	$—	$31,253
Station operating expense	20,046	3,510	—	23,556
Corporate G&A	—	—	1,906	1,906

Operating income	$6,946	$751	$(1,906)	$5,791

Depreciation and amortization	$1,521	$453	$57	$2,031

			Corporate
	Radio	Television	and Other	Consolidated
Nine Months Ended September 30, 2010:
Net operating revenue	$80,894	$12,790	$—	$93,684
Station operating expense	59,184	10,162	—	69,346
Corporate G&A	—	—	5,520	5,520

Operating income	$21,710	$2,628	$(5,520)	$18,818

Depreciation and amortization	$4,312	$1,271	$163	$5,746

			Corporate
	Radio	Television	and Other	Consolidated
Nine Months Ended September 30, 2009:
Net operating revenue	$77,219	$11,795	$—	$89,014
Station operating expense	60,057	10,734	—	70,791
Corporate G&A	—	—	6,131	6,131

Operating income	$17,162	$1,061	$(6,131)	$12,092

Depreciation and amortization	$4,568	$1,783	$166	$6,517

Saga Communications, Inc.
Selected Supplemental Financial Data
September 30, 2010
(amounts in 000’s except ratios)
(Unaudited)

		Less:	Plus:	Trailing
	12 Mos Ended	9 Mos Ended	9 Mos Ended	12 Mos Ended
	December 31,	September 30,	September 30,	September 30,
	2009	2009	2010	2010
Trailing 12 Month Consolidated EBITDA
Net income (loss)	$(2,581)	$4,782	$10,569	$3,206
Less: Loss on sale of assets	(210)	(47)	(364)	(527)
Gain on exchange of assets	495	—	—	495
Impairment of intangible assets	(17,286)	—	—	(17,286)
Gain on license downgrade and other gains	—	—	3,762	3,762
Other	196	252	24	(32)

Total exclusions	(16,805)	205	3,422	(13,588)

Consolidated Adjusted Net Income	14,224	4,577	7,147	16,794
Plus: Interest expense	4,948	3,589	4,362	5,721
Income tax expense (benefit)	(1,161)	3,710	7,285	2,414
Depreciation & amortization expense	8,629	6,517	5,746	7,858
Amortization of television syndicated programming contracts	706	530	541	717
Non-cash stock based compensation expense	1,366	1,018	715	1,063
Less: Cash television programming payments	(725)	(549)	(552)	(728)

Trailing twelve month consolidated EBITDA	$27,987	$19,392	$25,244	$33,839

Total long-term debt, including current maturities				$105,578
Divided by trailing twelve month consolidated EBITDA				33,839

Leverage ratio				3.1

Total long-term debt, including current maturities				$105,578
Less: Cash, cash equivalents and certificates of deposit as of September 30, 2010				(15,506)

Long-term debt, including current maturities less cash, cash equivalents and certificates of deposit as of September 30, 2010				90,072
Divided by trailing twelve month consolidated EBITDA				33,839

Adjusted leverage ratio				2.7

Total long-term debt, including current maturities				$105,578
Less: Debt pay down in October 2010				(4,500)

Long-term debt, including current maturities adjusted				101,078
Divided by trailing twelve month consolidated EBITDA				33,839

Adjusted leverage ratio				3.0